Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2025 relating to the financial statements of Marvell Technology, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Marvell Technology, Inc. for the year ended February 1, 2025.

/s/ Deloitte & Touche LLP

San Jose, California

February 10, 2026